UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 11, 2022

____________________________________________
SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
(408) 503-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On March 11, 2022, Super Micro Computer, Inc. (the “Company”), together with the individual defendants, entered into an agreement in principle with plaintiff’s counsel to settle the previously-disclosed securities class action filed in 2018 captioned Hessefort v. Super Micro Computer, Inc., et al., No. 18-cv-00838-JST (N.D. Cal.) (the “Hessefort Litigation”). Pursuant to the terms of the agreement in principle, which is subject to formal documentation in the ordinary course including entry into a definitive stipulation of settlement, as well as notice to the settlement class and approval by the U.S. District Court for the Northern District of California (the “Court”), plaintiff will dismiss with prejudice and release on behalf of a class of shareholders all claims against defendants, including the Company, in exchange for payment of $18,250,000, of which sum $2,000,000 will be funded by the Company. This settlement, if approved by the Court, will fully resolve the Hessefort Litigation.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: March 16, 2022	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board